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                                                          Exhibit 3b


                              STATE OF FLORIDA
                             DEPARTMENT OF STATE



I certify that the attached is a true and correct copy of the Articles of Merger, filed on March 20, 1997 effective March 21, 1997, for ST. JOE INDUSTRIES, the surviving Florida corporation, as shown by the records of this office.

The document number of this corporation is H82652.





                                             Given under my hand and the
                                          Great Seal of the State of Florida,
                                         at Tallahassee, the Capitol, this the
                                             Twentieth day of March, 1997


                                                 /s/ Sandra B. Mortham
                                                 ---------------------
                                                  Sandra B. Mortham
                                                  Secretary of State



[STATE OF FLORIDA SEAL]

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EFFECTIVE DATE
3-21-97  12:00 P.M.

FILED
97 MAR 20 PM 3:52

SECRETARY OF STATE
TALLAHASSEE, FLORIDA



                             ARTICLES OF MERGER

                                   merging

                       St. Joe Forest Products Company

                                    into

                          St. Joe Industries, Inc.


         Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act (the "Act"), the undersigned corporations deliver the following Articles of Merger for the purpose of merging St. Joe Forest Products Company, a Florida corporation (the "Subsidiary"), into St. Joe Industries, Inc., a Florida corporation which shall be the surviving corporation (the "Surviving Corporation").

         1. Attached hereto as Exhibit A is the Plan of Merger adopted by the Board of Directors of the Surviving Corporation on January 15, 1997 pursuant to Section 607.1104 of the Act.

         2. The effective date of the merger is 12:00 p.m. on March 21, 1997.

         3. Pursuant to Section 607.1104 of the Act, no shareholder approval was required in connection with this merger.




ST. JOE FOREST PRODUCTS COMPANY                    ST. JOE INDUSTRIES, INC.



By:/s/ Edward C. Brownlie                          By:/s/ Edward C. Brownlie
   ----------------------------                       --------------------------
   Edward C. Brownlie                                 Edward C. Brownlie
   Vice President                                     Vice President